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                                                                    Exhibit 10.4

                           FIRST AMENDMENT AND WAIVER
                         TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT AND WAIVER is made effective as of this 28th day of September, 1998, between ZECAL CORP., a Delaware corporation ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                   Recitals

Lender and Borrower are parties to that certain Loan and Security Agreement, dated as of April 29, 1998 (the "Loan Agreement"), pursuant to which Lender has agreed to make loans from time to time to Borrower in accordance with the terms and conditions thereof. Borrower and Lender desire to amend the Loan Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                               Statement of Terms

1. Waiver. Lender hereby waives the Event of Default existing on the date hereof arising solely from Borrower's failure to have a Fixed Charge Coverage Ratio of at least 0.90 for the period from May 1, 1998 through June 30, 1998. The foregoing waiver shall not constitute a waiver of any other Event of Default that may now or hereafter exist.

2.     Amendment.

(a) The second to last sentence of Section 1.13 of the Loan Agreement is amended and restated to read as follows:

Without limiting the foregoing, Lender shall establish a reserve in the amount of $500,000.

(b)    Section 5(c)(iv) of the Loan Agreement is amended to read as follows:

(iv) Indebtedness of up to $1,119,000 to P.G. Design to the extent such Indebtedness is subordinated to the Obligations in a manner satisfactory to Lender (provided that except for the $619,000 Indebtedness that was incurred or outstanding on the Closing Date, Indebtedness to P.G. Design may not be incurred in amounts greater than $200,000 in the aggregate in any one month).

(c) Paragraph 1 of Schedule G to the Loan Agreement is amended and restated to read as follows:

1. EBITDA. Borrower shall not have EBITDA of (a) less than negative $500,000 for the period commencing September 1, 1998 and ending December 31, 1998, or (b) less than zero for any Fiscal Quarter ending after December 31, 1998.

As used in this Agreement (including this Schedule G), the following terms shall have the following meanings:

"EBITDA" shall mean, for any period, the Net Income (Loss) of Borrower and its Subsidiaries on a consolidated basis for such period, plus interest expense, tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

"Net Income (Loss)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

(d)     Paragraph 2 of Schedule G is deleted.

(e) Paragraph 3 of Schedule G to the Loan Agreement is amended and restated to read as follows:

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3.     Capital Expenditures.  Borrower and its Subsidiaries on a consolidated basis shall not make aggregate Capital Expenditures in excess of $100,000 in any Fiscal Year.

(f)    Section 3 of the Loan Agreement is amended by adding the following
Section 3.31 at the end of Section 3:

3.27 Borrower's Projections. By October 31, 1998 Borrower will deliver to Lender downside projections for Borrower together with a plan of action for Borrower's operations, in each case satisfactory to Lender.

3. No Other Amendments or Waiver. Except for the amendments and waivers expressly set forth and referred to in Section 1 and Section 2 above, the Loan Agreement shall remain unchanged and in full force and effect and this Amendment and Waiver shall be limited precisely as drafted and shall not be construed as an amendment, consent or a waiver of any other terms or provisions of the Loan Agreement. Nothing in this Amendment and Waiver is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower's indebtedness under or in connection with the Loan Agreement or any other indebtedness to the Lender.

4. Representation and Warranties. To induce Lender to enter into this Amendment and Waiver, Borrower does hereby warrant, represent and covenant to Lender that: (a) each representation or warranty of Borrower set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period in which case it is true and correct as of such prior date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement after giving effect to this Amendment and Waiver; and (b) Borrower has the power and authority and is duly authorized to enter into, deliver and perform this Amendment and Waiver and this Amendment and Waiver is the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms.

5. Conditions Precedent to Effectiveness of this Amendment and Waiver. The effectiveness of this Amendment and Waiver is subject to the fulfillment of the following conditions precedent:

(a) Lender shall have received one or more counterparts of this Amendment and Waiver duly executed and delivered by Borrower;

(b)    Lender shall have received a $1,500 amendment fee from Borrower;

(c) Lender shall have received one or more counterparts of the Fourth Amendment and Waiver to the Loan and Security Agreement dated as of May 29, 1997 duly executed and delivered by P.G. Design Electronics, Inc.;

(d) P.G. Design Electronics, Inc. shall have consented to the execution, delivery and performance of this Amendment and Waiver and all of the transactions contemplated hereby by signing one or more counterparts of this Amendment and Waiver in the appropriate space indicated below and returning same to Lender;

(e) Lender shall have received from Borrower an Officer's Certificate attaching the resolutions of the Board of Directors of Borrower authorizing Borrower to execute this Amendment and Waiver and certifying that no other consents, licenses or approvals are required in connection with Borrower's execution of this Amendment and Waiver;

6. Counterparts. This Amendment and Waiver may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

7. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered as of the day and year first set forth above.

ZECAL CORP.


By..................................
Name:  Leon F. Fiorentino
Title: Vice President


GENERAL ELECTRIC CAPITAL CORPORATION


By..................................
Name:  Steven E. Friedlander
Title: Duly Authorized Signatory

CONSENTED TO:

P.G. DESIGN ELECTRONICS, INC.


By..................................
Its.................................

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